Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The follow-ing tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect Board Members, (2) Agreement and Plan of Reorganization,
(3) Revise, Remove and Convert Fundamental Investment Policies and (4) Approve a New Sub-Advisory Agreement.

1. Elect of Board Members
						Authority
Nominees			Votes For	Withhold	Abstentions
Paul R Ades			6,965,286.989	250,408.890   	0.000
Andrew L. Breech		6,967,993.602	247,702.277	0.000
Dwight B. Crane			6,966,658.445	249,037.434	0.000
Robert M. Frayn, Jr.		6,963,467.459	252,228.420	0.000
Frank G. Hubbard		6,969,500.139	246,195.740 	0.000
Howard J. Johnson		6,961,575.243 	254,120.636 	0.000
David E. Maryatt		6,964,044.952 	251,650.927  	0.000
Jerome H. Miller		6,966,647.569 	249,048.310	0.000
Ken Miller			6,963,028.196 	252,667.683 	0.000
John J. Murphy			6,960,103.939	255,591.940	0.000
Thomas T. Schlafly		6,960,987.452 	254,708.427	0.000
Jerry A. Viscione		6,961,898.345 	253,797.532 	0.000
R. Jay Gerken			6,956,555.246  	259,140.633	0.000
Board Members are elected by the shareholders of all of the series of the Trust of which each Fund is a series.


2. Approval of Step 2 of Agreement and Plan of Reorganization
				  Votes				Broker
Nominees	   Votes For	  Against	Abstentions	Non-Votes
Reorganzie as
   Coresspinding
   Series of an
   Existing Trust  6,604,619.275  137,052.930	240,269.674	233,754.000


3. Revise, Remove and Convert Fundamental Investment Policies
				   Votes			Broker
Nominees	   Votes For	   Against	Abstentions	Non-Votes
Revise:
Borrowing Money	   6,562,136.769   176,067.655 	243,737.455	233,754.000
Underwriting	   6,581,994.708   156,018.102	243,929.069	233,754.000
Lending		   6,558,330.546   182,641.846	240,969.487	233,754.000
Issuing Senior
   Securities	   6,565,555.171   171,784.735	244,601.973	233,754.000
Real Estate	   6,575,773.767   169,506.802 	236,661.310	233,754.000
Commodities	   6,555,055.506   185,321.705 	241,614.668	233,754.000
Concentration	   6,575,837.728   166,504.239	239,599.912	233,754.000
Remove:
Diversification	   6,559,777.460   178,461.445	243,702.974	233,754.000
Convert:
Fundamental to
 Non-Fundamental   6,539,475.455   214,919.950 	277,546.474	233,754.000


4. Approve a New Sub-Advisory Agreement
						Broker
Votes For	Votes Against	Abstentions	Non-Votes
6,591,758.001	143,088.230	247,095.648	233,754.000